UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2005

GVI SECURITY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21295	77-0436410
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2801 Trade Center Drive, Suite 120, Carrollton, Texas	75007
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (972) 245-7353

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on July 21, 2005, the Board of Directors of GVI Security Solutions, Inc. (the “Company”) approved compensation arrangements for nonemployee directors of the Company which included the monthly award of shares of Common Stock of the Company with a fair market value of $1,000. The monthly awards were to begin upon the approval by the Company’s Board of Directors of a definitive plan with respect to such monthly awards.

On October 20, 2005, the Company’s Board of Directors approved the Company’s Nonemployee Directors’ Stock Plan (the “Plan”), and reserved 400,000 shares of Common Stock for issuance thereunder. The Plan provides for the automatic grant to each of the Company’s nonemployee directors, on the 15th day of each month, of shares of Common Stock having a fair market value of $1,000. Directors may elect in advance to defer the issuance of shares under the Plan as provided therein.

The Plan also provides for the discretionary grant of awards to nonemployee directors, and pursuant to those provisions, on October 20, 2005, each nonemployee director of the Company was awarded a grant of 9,375 shares of Common Stock.

For the purposes of the Plan, Howard Safir, the Company’s Chairman, has been deemed not to be a nonemployee director of the Company.

A copy of the Plan has been filed as an exhibit to this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1  GVI Security Solutions Nonemployee Directors’ Stock Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2005

GVI SECURITY SOLUTIONS, INC.

By:	/s/ Nazzareno E. Paciotti
Name: Nazzareno Paciotti Title: Chief Executive Officer and Chief Financial Officer